SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): September 29, 2006
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TenthGate Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51509	20-2976749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Campus Common Drive, Suite 100, Reston, VA 20191

(Address of Principal Executive Offices)(Zip Code)

(703-766-6556)
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On September 29, 2006, the Company issued 30,000 shares of restricted common stock to Theodore Misiewicz of Sarasota, Florida in consideration of a financial consulting agreement entered in support of the company’s compliance and reporting requirements. These duties will include accounting preparations and reporting support related to July 31, 2006 year end audit and 10K SB reporting and other related matters arising out of the business affairs of the Company as requested in addition. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)     Financial statements of business acquired:

None

(b)     Exhibits

Number  Exhibit

99.1  None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TENTHGATE INCORPORATED

By: /s/Tim Novak
        Tim Novak, President, CEO, CFO

October 5, 2006